SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2003

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (203) 838-2741

Item 5. Other Events.

mPhase Technologies, Inc. issued a press release on February 12, 2003 regarding the announcement that mPhase has entered into an Agreement with Lucent Technologies, Inc. to cost reduce and enhance features of mPhase’s Digital Set Top Box that is part of its Traverser product which press release is attached as Exhibit 99.1 hereto. The press release is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	and (b) Not Applicable

(c)	Exhibit. The following exhibit is filed with this report:

99.1 Press Release, dated February 12, 2003, of mPhase Technologies, Inc.

[Signature on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES, INC.

By: /s/ MARTIN S. SMILEY

Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: February 12, 2003

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated February 12, 2003, of mPhase Technologies, Inc.